COACHMAN INCORPORATED
                            301 NW 63rd Street
                                 Suite 500
                       Oklahoma City, Oklahoma 73116

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held August 22, 1995

To the Stockholders of
COACHMAN INCORPORATED

     NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of Stockholders of Coachman Incorporated, a Delaware corporation (the "Corporation"), will be held at 10:00 a.m., August 22, 1995 at 301 N.W. 63rd Street, Suite 500, Oklahoma City, Oklahoma, for the following purposes:

     1. To elect four directors of the Corporation to hold office until their successors shall have been elected and shall qualify;

     2. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on July 24, 1995 are entitled to notice of and to vote at this meeting and any adjournment thereof. Such stockholders may vote in person or by proxy. The stock transfer books of the Corporation will not be closed.

     Stockholders are invited to attend the meeting in person. Whether or not you plan on attending the meeting in person, it is important that your shares be represented and voted at the meeting in accordance with your instructions. Therefore, you are urged to fill in, sign, date and return the accompanying proxy in the enclosed envelope. No postage is required if mailed in the United States.

                               By Order of the Board of Directors


                                             Dennis D. Bradford
                                             Chairman of the Board

Oklahoma City, Oklahoma
August 11, 1995

                           COACHMAN INCORPORATED
                            301 NW 63rd Street
                                 Suite 500
                       Oklahoma City, Oklahoma 73116

                              PROXY STATEMENT
                                    FOR
                      ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held August 22, 1995


    This proxy statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Coachman Incorporated, a Delaware corporation (the "Corporation"), to be used at the 1995 Annual Meeting of Shareholders and at any adjournment or postponement thereof. This proxy statement and the accompanying form of proxy were first mailed to the holders of the Corporation's common stock on or about August 11, 1995.


                 SOLICITATION OF PROXIES AND VOTING RIGHTS

    The presence, in person or by proxy, of the holders of 1/3 of the votes represented by the outstanding shares of the Corporation's common stock is necessary to constitute a quorum at the Annual Meeting. Holders of shares are entitled to one vote per share of common stock and are not allowed to cumulate votes in the election of directors.

    Subject to the rights of Shareholders to revoke their proxies, the shares represented by each proxy executed in the accompanying form of proxy will be voted at the meeting in accordance with the instructions therein. Proxies on which no voting instructions are indicated will be voted FOR the election of nominees for directors, and in the best judgment of the proxy holders on any other matter than may properly come before the Annual Meeting. If a broker indicates on a proxy that it does not have discretionary authority to vote shares on a certain matter, those shares will not be considered present and entitled to vote with respect to that matter. If a shareholder indicates on a proxy card that such shareholder abstains from voting with respect to a proposal, the shares will be considered as present and entitled to vote with respect to that matter, and
abstention will have the effect of a vote AGAINST the proposal.    In
accordance with Delaware law, a shareholder entitled to vote for the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors.
    Shareholders have the unconditional right to revoke their proxies at any time prior to the voting of their proxies at the Annual Meeting by giving written notice to the Secretary of the Corporation or by attending the Annual Meeting and voting in person.

    The expenses of the solicitation of the proxies for the meeting, including the cost of preparing, assembling and mailing the notice, proxy, proxy statement and return envelopes, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries for forwarding such documents to beneficial owners, will be paid by the Corporation.


                           ELECTION OF DIRECTORS


    The by-laws of the Corporation provide that the number of directors who shall constitute the whole board shall be such number as may be fixed from time to time by the Board of Directors and vacancies in the Board may be filled by the Board of Directors until the next annual meeting of the Stockholders. At present, the Board of Directors consists of five members, Dennis D. Bradford, G. Baker Bokorney, Jay T. Edwards, Kenneth G. Flaming, and Robert E. Swain.

    Three of the current five directors, Dennis D. Bradford, Jay T. Edwards and Robert E. Swain, are proposed to be re-elected to hold office until the election of their successors or their earlier resignation or removal. The remaining two directors, G. Baker Bokorney and Kenneth G. Flaming, are not standing for re-election to the Board but are being elected to the board of Innkeepers, Inc., a wholly owned subsidiary of the Corporation. One new nominee, Dr. Alejandro G. Asmar is proposed for the Board. Should any such nominee become unable to serve, proxies may be voted for another person designated by management or the Board. All nominees have advised that they will serve if elected.

Certain Information Regarding Nominees

    The names of the nominees, their ages as of the date of the Annual Meeting, the date each first became a director, their principal occupations during at least the past five years, certain other directorships held and certain other biographical information are as set forth below.

    Dennis D. Bradford, age 49, has been Chairman, Chief Executive Officer and Director (and was President until December 14, 1993) of the Corporation since its inception on February 5, 1985. From 1973 to 1985 he was partner in various partnerships which constructed, owned and operated real estate properties including Coachman Inns until the sale of his interests in those partnerships to the Corporation. From 1983 until 1984 he served as Vice President of Corporate Development for PetroSouthern, Inc., a publicly held oil and gas exploration company. PetroSouthern became Craft World International, Inc. in 1986 and changed its basic business to a distributor of craft and leisure products. In 1986, Mr. Bradford was elected to the Board of Directors of Craft World. Mr. Bradford has been Vice Chairman of the National Advisory Council to the U.S. Small Business Administration and a delegate to the 1986 White House Conference on Small Business. He is a graduate of the University of Tulsa with a BSBA degree in Economics.

    Robert E. Swain, age 49, has been a Director of the Company since December 14, 1993 and was President until December 31, 1994. Mr. Swain is president of American Landmark Homes, Inc. Mr. Swain founded Caribbean Outfitters and has been its President, Chief Executive Officer and Director since its inception in 1989. Prior to founding Caribbean Outfitters, Mr. Swain was Chairman, President and Chief Executive Officer of Craft World International, Inc., the largest domestic distributor of craft and needle work products. Mr. Swain also has experience as a resort developer in the Caribbean. Mr. Swain is a graduate of Bowdoin College.

    Jay T. Edwards, age 63, has been a Director of the Corporation since it inception on February 5, 1985. He is a management consultant and General Administrator of the Oklahoma Corporation Commission. He was President, Chief Operating Officer and Director of CMI Corporation, a publicly held American Stock Exchange company from 1985 until 1991. From 1982 to 1985, General Edwards was the Executive Director of the University of Oklahoma Energy Center. From 1954 to 1982, General Edwards served in the United States Air Force, retiring in 1982 after having achieved the rank of Major General. General Edwards is a Director of the State Fair of Oklahoma, a Director of Oklahoma Airspace Museum and Chairman of the Natural Resource Education Foundation. General Edwards is a graduate of the United States Military Academy, West Point, New York, and received a B.S. Degree in Mechanical Engineering in 1954. General Edwards received a Master of Science Degree in Aeronautical Engineering from Texas A & M University in 1962, and a Master of Science Degree in Management from George Washington University in 1971.

    Dr. Alejandro G. Asmar, age 46, Director nominee. Dr. Asmar is President of AGA Associates, Inc. (formerly AGA & Associates), Hato Rey, Puerto Rico. From 1984 to 1988, Dr. Alejandro was First Vice President and Chief Operating Offer with Drexel Burnham Lambert, Inc.'s Puerto Rico Branch, San Juan, Puerto, Rico. From 1983 to 1984, he was with Puerto Rican American Insurance Co., San Juan, Puerto, Rico in the capacity of Vice President, Finance and Administration and from 1977-1982 was Senior Vice President, Finance with First Federal Savings & Loan Association of Puerto Rico, Santurce, Puerto, Rico. Dr. Alejandro served as an Independent Consultant, Assistant Professor, Director, Department of Administration and Director, Business Research Center with the University of Puerto Rico, San Juan, Puerto Rico from 1972 to 1977. Dr. Alejandro is a graduate of the University of Pennsylvania, The Wharton School, receiving a Ph.D. in Business and Applied Economics in 1976 and a MA in Finance in 1972; and received a BA in Social Sciences in 1969 from University of Puerto Rico.
Dr. Alejandro is affiliated with the American Economic Association, American Finance Association and the Financial Analysts Association. His professional licenses include: Brokerage: Registered Representative Financial and Operations Principal Branch Manager-ROP-MSRB, Investment Advisor and Life Insurance Agent.


                           SECURITY OWNERSHIP OF
                 CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table and notes thereto sets forth, as of June 30, 1995, certain information regarding ownership of common stock by (i) each person known to the Corporation to beneficially own more than 5% of its common stock, (ii) each director and nominee for director of the Corporation and
(iii) all present officers and directors of the Corporation as a group.

    Under the rules and regulations of the Securities and Exchange Commission, a person is deemed to own beneficially all securities of which that person owns or shares voting or investment power as well as all securities which may be acquired through the exercise of currently available conversion, warrant or option rights. Unless otherwise indicated, each such person possesses sole voting and investment power with respect to the shares owned by him.

Name and Address             Amount and Nature of     Percent of
of Beneficial Owner          Beneficial Ownership     Outstanding

Dennis D. Bradford             1,522,638 (a)(b)            18%
301 NW 63rd, Suite 500
Oklahoma City, OK 73116

Robert E. and Linda D. Swain   1,721,170                   21%
1055 Bay Esplanade
Tampa, FL 34630

Craig Missler                    507,646 (c)                6%
P. O. Box 1826
Venice CA 90294

Jay T. Edwards                     6,150 (d)                *

Alejandro G. Asmar                     0                    0

Catherine Myers                       20                    *

All officers and directors
  as a group (4 persons)       3,249,978 (e)               45%

*Less than 1% of the common stock outstanding at June 30, 1995.

(a) Includes 13,100 shares of common stock that may be acquired upon exercise of employee stock options previously granted under the Corporation's 1987 Stock Option Plan.

(b) Includes 403,000 shares of common stock which may be acquired upon exercise of nonqualified incentive stock options granted December 14, 1993.

(c) Includes 129,143 shares available if a $30,000 note due Mr. Missler by the Corporation is converted to stock.

(d) Includes 4,700 shares of common stock that may be acquired upon exercise of employee stock options previously granted under the Corporation's 1987 Stock Option Plan.

(e) Includes 417,800 shares of common stock that may be acquired by such persons upon exercise of employee stock options previously granted under the Corporation's 1987 Stock Option Plan and on December 14, 1993.


             COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    To the Corporation's knowledge, all required Forms 3, 4 and 5 were filed in a timely manner.


              INFORMATION WITH RESPECT TO STANDING COMMITTEES
                  OF THE BOARD OF DIRECTORS AND MEETINGS

    The Board of Directors held four meetings during 1994. The Board of Directors has an audit committee and a compensation committee. Action taken by these committees are reported to the Board of Directors at the next Board meeting. All Directors attended at least 75% of the meetings of the Board of Directors and of all committees of which they were members.

    The audit committee members are Jay T. Edwards, G. Baker Bokorney and Kenneth G. Flaming. The audit committee reviews with the independent accountants of the Corporation the audit and review procedures of the Corporation and the scope and result of their audits. It also examines professional services provided by the independent accountants and evaluates their costs and related fees. During the last fiscal year there was one meeting of the audit committee.

    The members of the compensation committee are Jay T. Edwards, G. Baker Bokorney and Kenneth G. Flaming. The compensation committee administers the Corporation compensation programs and stock option plan. The compensation committee held one meeting during the past fiscal year.


                     DIRECTORS AND EXECUTIVE OFFICERS

    All Directors of the Corporation serve until the next Annual Meeting of the Stockholders of the Corporation. There are no special arrangements under which any of the directors serve. Ages are as of December 31, 1994.

                                                         Director or Officer
Name                    Age       Position                    Since

Dennis D. Bradford      49        Chairman of the Board    February 1985
                                  Chief Executive Officer
                                  Director
Robert E. Swain         49        Director                 December 1993
Jay T. Edwards          63        Director                 February 1985
Catherine Myers         34        Secretary                January 1995

    Catherine Myers, age 34, has been an employee of the Corporation since 1988, serving as an administrative assistant. She was elected Secretary of the Corporation in 1995 and has served in that capacity since that date. Ms. Myers received a B.S. Degree from Oklahoma State University in 1984.

    Biographical information on Messrs. Bradford, Swain and Edwards is included under Certain Information Regarding Nominee above.

Certain Information Regarding Executive Officers

    All officers and directors of the Corporation serve at the pleasure of the Board of Directors except that Dennis D. Bradford and the Corporation entered into a three year Management Agreement dated December 16, 1993.
The agreement provides for annual compensation of $120,000 per year until the end of 1996, granted to Mr. Bradford options to acquire 403,000 shares of the Corporation's Common Stock at a price of 12 cents per share upon the happening of certain events, and provided for an annual bonus of 4% of the net profits of the Corporation.


                          EXECUTIVE COMPENSATION


    The following sets forth the annual and long-term compensation paid to the Chief Executive Officer of the Corporation during the last three fiscal years. No executive officer of the Corporation received an annual salary and bonus in excess of $100,000 in any of the past three fiscal years.

                        Summary Compensation Table

                                                 Long-Term
                                                Compensation
                                                 Securities
Name and                   Annual Compensation   Underlying     All Other
Principal Position    Year Salary$   Bonus $      Option      Compensation $

Dennis D. Bradford    1994 81,666.70  -0-            -0-           -0-
Chairman of the Board 1993 90,000.00  -0-          403,000         -0-
Chief Executive Officer1992 90,000.00 -0-            -0-           -0-

    The following table indicates the total number and value of exercisable and unexercisable stock options held by the executive officer named in the Summary Compensation Table above as of December 31, 1994. No options to purchase stock were exercised by him in the fiscal year ended December 31, 1994.

     Number of
      Securities            Value of
     Underlying           Unexercised
     Unexercised          In-the-Money
       Options              Options
    at FY-End(#)           at FY-End($)
    Exercisable/        Exercisable/
        Name            Unexercisable       Unexercisable(1)

Dennis D. Bradford      13,100/403,000         2,620/153,146

(1) Based on an asked price of 50 cents per share of the Company's Common Stock as quoted by the OTC Electronic Bulletin Board on August 8, 1995.

Compensation of Directors

    Non-management directors of the Corporation are entitled to a fee of $2,000 per year plus $500 for attendance at each meeting of the Board of Directors. Non-management directors receive a fee of $250 for each committee meeting attended.


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Hospitality Realty, Inc., in which Mr. Bradford holds approximately 35% of the outstanding shares of common stock, is indebted to the Corporation in the amount of $804,669.40 as of December 31, 1988, which was subsequently written off by the Corporation. The note receivable arose from net disbursements made by the Corporation on behalf of Hospitality Realty, Inc. for debt service, investments and operating expenses when it was a wholly owned subsidiary of the Corporation as follows: for the years ended
December 31, 1987 and 1986 -- $232,809 and $412,000, respectively. After the spin-off of Hospitality Realty, Inc. on February 16, 1987, all transactions with that company have been on terms which are substantially identical to those that are available to unaffiliated third parties. During 1993 Hospitality Realty, Inc. repaid $225,000 of the amount owed to the Corporation.

    During 1991 and 1993, the Corporation loaned $109,958 to Dennis D. Bradford and received as collateral a mortgage on 1,109,513 shares of the Corporation's stock owned by Mr. Bradford. Mr. Bradford in turn loaned a portion of the funds to Hospitality Realty, Inc. which was spun-off from the Corporation.

    On December 16, 1993, the Corporation acquired all of the stock of Caribbean Outfitters in exchange for 2,000,000 shares of Common Stock of the Corporation. In addition to the 2,000,000 shares of Common Stock issued, the Corporation also granted a contingent stock earn-out to the shareholders of Caribbean Outfitters for up to an additional 2,000,000 shares to be issued based upon the following earnings and expansion contingencies:
(1) an additional 100,000 shares of Common Stock for each new store location opened up to 1,000,000 shares; and (2) an additional 100,000 shares of Common Stock for each $1,000,000 in cumulative gross revenues from Caribbean Outfitters' operations over $2,000,000 in annual revenues up to an additional 1,000,000 shares. The contingent stock earn-out runs through December 31, 1996. Mr. Swain and his wife received 1,721,170 shares of Common Stock issued in the acquisition and will receive 86% of any shares issued under the contingent stock earn-out. No shares of the Corporation's Common Stock have been issued pursuant to the stock earn-out.

    During July 1994, the Corporation purchased all of the stock of the West Indies Resort Company and all of the limited partnership interests in the West Indies Club Limited. As a result of this transaction, 125,962 shares of common stock were issued to Robert E. Swain.


                      INDEPENDENT PUBLIC ACCOUNTANTS

    Sartain Fischbein & Co., independent certified public accountants, have served the Corporation as its principal accountants, for the past year and were responsible for the audit of the Corporation's most recent financial statements. Representatives of such firm will be present at the Corporation's Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they so desire. The relationship between the Corporation and Sartain Fischbein & Co. is good; however, the Corporation is not recommending the selection of Sartain Fischbein & Co. as the Corporation's principal accountants for the current year at the Annual Meeting because the completion of the acquisition of Olympic Mills by the Corporation may require the services of an accounting firm with offices in Puerto Rico. The Corporation has not decided who will serve as its principal accountants for the current year and does not expect to do so until after the completion of the transaction with Olympic Mills.


                              OTHER BUSINESS

    Management does not intend to bring any matters before the meeting other than those set forth in the accompanying notice. Management knows of no other matters to be brought before the meeting by others. However, if any other matters are brought before the meeting, the proxies named in the enclosed form of proxy will vote in accordance with their judgment on such matters.


                            STOCKHOLDER PROPOSALS

    A proposal submitted by a stockholder for action at the Corporation's 1996 Annual Meeting of Stockholders must be received no later than January 1, 1996 in order to be included in the proxy statement for that meeting.

                             By Order of the Board of Directors



                                       Dennis D. Bradford
                                       Chairman of the Board

Oklahoma City, Oklahoma
August 11, 1995

           YOUR COOPERATION IN GIVING THIS MATTER YOUR IMMEDIATE
              ATTENTION AND IN RETURNING YOUR PROXY PROMPTLY
                            WILL BE APPRECIATED

95-178